UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): April 21, 2022

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	DO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2022, the compensation committee (the “Compensation Committee”) of the board of directors of Diamond Offshore Drilling, Inc. (the “Company”) approved a 2022 short-term incentive program (the “2022 Incentive Plan”) covering certain executives, including all of the Company’s executive officers. The 2022 Incentive Plan provides the executives the opportunity to earn cash compensation defined as a percentage of their base salaries that is contingent on achievement of certain specified performance metrics, in addition to applicable award caps. Performance under the 2022 Incentive Plan will be measured from January 1, 2022 through December 31, 2022.

Under the 2022 Incentive Plan, individual target awards are equal to a fixed percentage of base salary. The 2022 target awards for the Company’s executive officers are set forth below:

Name	2022 Cash Incentive Target (% of base salary)
Bernie Wolford, Jr.	100
Dominic A. Savarino	75
David L. Roland	70

The Compensation Committee determined the following performance metrics for the 2022 Incentive Plan, each of which is weighted as set forth below:

•	EBITDA (70%);

•	Health, Safety and Environment (20%); and

•	Key Strategic Initiatives (10%).

For purposes of the 2022 Incentive Plan, the calculation of EBITDA will exclude certain designated revenue, costs and expenses, including revenue, costs and expenses incurred in connection with events or conditions determined in consultation with the Compensation Committee to be extraordinary or unusual in nature, infrequent in occurrence, out of the Company’s control, or that negatively impact EBITDA during the performance period for a future benefit outside of the performance period, and expenses associated with mergers, acquisitions or other strategic alternatives, if any. The Compensation Committee selected this financial performance metric for 2022 because the measure generally tracks the Company’s financial performance and establishes a clear and consistent link between the Company’s executive cash incentive compensation and the Company’s performance.

The payout based on these performance metrics will be determined based on the level of achievement as determined by the Compensation Committee relative to pre-established goals, expressed as a percentage of the 2022 cash incentive target amount specified above, according to the following table:

Level of Achievement	Payout Percentage (%)
Below Threshold	0
Threshold	50
Target	100
Stretch	150

When performance falls between the designated points in the table above, the incentive will be determined by linear interpolation (except that no incentive will be paid for performance below threshold). It is the Company’s intention to pay incentive compensation earned under the 2022 Incentive Plan following the end of the performance period and the determination by the Compensation Committee of the level of achievement of the pre-established goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2022	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ David L. Roland
David L. Roland
Senior Vice President, General Counsel and Secretary

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